Exhibit 10.6

AMENDMENT

TO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                  THIS AMENDMENT TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the "Amendment") is entered into as of the 14th day of June, 2004 (the "Effective Date"), by and among VitalStream Holdings, Inc., a Nevada corporation (the "Company"), the Common Stockholders, the Preferred Stockholders, the Convertible Noteholders, and the Warrant Holders (together with the Company, the "Parties"). Capitalized terms not expressly defined herein shall have the meaning set forth in the Agreement (as such term is defined below).

RECITALS

           WHEREAS, the Parties entered into that certain Amended and Restated Investor Rights Agreement dated as of September 30, 2003 (the "Agreement"); and

           WHEREAS, the Parties desire to amend the Agreement as set forth herein.

AGREEMENT

           NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

           1. Amendment. Section 2 (Preemptive Rights) of the Agreement is hereby deleted in its entirety.

           2. Party to Walden Investor Rights Agreement. Upon the execution and delivery by the Major Investor (as defined in the Purchase Agreement dated June 14, 2004 among the Company and the Investors party thereto, (the "Purchase Agreement")) of a counterpart signature page to the Agreement, as amended by this Amendment, the Parties party hereto (other than Kevin Herzog) shall execute and deliver a counterpart signature page to the Investor Rights Agreement (as defined in the Purchase Agreement). The Parties hereby consent to the Major Investor becoming a party to, and assuming all rights and obligations of a Common Stockholder under, the Agreement, as amended by this Amendment.

           3. Deletion of Kevin Herzog. Notwithstanding anything herein to the contrary, upon execution of a counterpart signature page hereto by Kevin Herzog, Kevin Herzog shall no longer be deemed to be a party to the Agreement and shall have no rights and obligations thereunder or hereunder.

           4. Elimination of Automatic Termination of Board Right. The phrase "At any time and from time to time until the earlier to occur of (x) the date that the Underlying Common Stock constitutes no more than seven (7) percent of the Company's outstanding Common Stock or (y) January 15, 2007" in the first sentence of Section 3(a) of the Agreement is hereby deleted and replaced with the following: "At any time and from time to time until the date that the Underlying Common Stock constitutes no more than seven (7) percent of the Company's outstanding Common Stock,".

           5. Continuing Enforceability. In all respects, other than as specifically set forth in this Amendment, the Agreement shall remain unaffected by this Amendment, and the Agreement shall continue in full force and effect, subject to the terms and conditions thereof.

           6. Further Assurances. Each of the Parties shall execute any and all further documents, agreements and instruments, and take all further actions which may be required under applicable law, or which another Party may, in its reasonable discretion, request in order to effectuate the transactions contemplated by this Amendment.

           7. Sufficient Signatories. In accordance with Section 14 of the Agreement, this Amendment shall be effective as of the Effective Date upon execution of the same by (a) the Company, (b) the holders of a majority of the Common Stock held by the Common Stockholders, (c) the holders of a majority of the Series A Preferred held by the Preferred Stockholders and (d) the Dolphin Holders owning a majority of the Stockholder Shares held by all Dolphin Holders, regardless of whether this Amendment is executed by all of the Parties listed below. To the extent permitted by governing law, all parties to the Agreement shall be bound the terms of this Amendment upon its effectiveness, whether or not they have executed counterpart signature pages hereto.

           8. Facsimile Signature and Counterparts. This Amendment may be executed by facsimile signature and in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same instrument.

[Signature Pages Follows]

                      IN WITNESS WHEREOF, the Parties hereto have executed this Amendment to Amended and Restated Investor Rights Agreement as of the Effective Date.

VITALSTREAM HOLDINGS, INC.

By:	/s/ Paul Summers

Name:	Paul Summers
Title:	President

EPOCH HOSTING, INC.

By:	/s/ Dennis O'Connell

Name:
Title:

DOLPHIN COMMUNICATIONS FUND II, L.P.

By:	Dolphin Communications II, L.P., Its General Partner

By:	Dolphin Communications, L.L.C., Its General Partner

By:	/s/ Dennis O'Connell

Name:	Dennis O'Connell
Title:

DOLPHIN COMMUNICATIONS PARALLEL FUND II (NETHERLANDS), L.P.

By:	Dolphin Communications II, L.P., Its General Partner

By:	Dolphin Communications, L.L.C., Its General Partner

By:	/s/ Dennis O'Connell

Name:	Dennis O'Connell
Title:

[signature page to Amendment to Amended and Restated Investor Rights Agreement]

/s/ Paul Summers

Paul Summers

/s/ Philip N. Kaplan

Philip N. Kaplan

/s/ David R. Williams

David R. Williams

/s/ Steve Smith

Steve Smith

Kevin Herzog

[signature page to Amendment to Amended and Restated Investor Rights Agreement]

Counterpart Signature Page

to

Amended and Restated Investor Rights Agreement, as Amended

                      IN WITNESS WHEREOF, the undersigned hereby executes, and agrees to assume all rights and obligations of a Common Stockholder under, the Amended and Restated Investor Rights Agreement dated September 30, 2003 among VitalStream Holdings, Inc. and the Common Stockholders, Preferred Stockholders, Convertible Noteholders, and Warrant Holders party thereto, as amended by the Amendment to Amended and Restated Investor Rights Agreement dated as of June 14, 2004.

WALDENVC II, L.P.

By:	WaldenVC, LLC Its General Partner

By:	/s/ Phil Sanderson

Name:	Phil Sanderson
Title:	General Partner